Exhibit 99.1

Surgalign Holdings, Inc. Announces Agreement to Acquire Holo Surgical Inc. and its ARAI™ Digital Surgery Platform

Commitment to the Promise of Digital Surgery to Improve Patient Outcomes

Deerfield, Ill., Sept 29, 2020 – Surgalign Holdings, Inc. (Nasdaq: SRGA), a global pure-play spine company focused on advancing spine surgery including through the application of digital technologies to improve patient outcomes, today announces that it has entered into a definitive agreement to acquire Holo Surgical Inc., (‘Holosurgical’), a Chicago-based private technology company developing the revolutionary Augmented Reality and Artificial Intelligence platform (‘ARAI™’), to enable digital spine surgery. Total consideration for the transaction is valued at up to $125 million, consisting of consideration valued at $42 million payable at closing in cash and shares plus potential future milestone payments. The transaction is expected to close during the fourth quarter of 2020, subject to customary closing conditions.

Holosurgical is developing and preparing for regulatory submission the ARAI™ platform, which the parties believe is the world’s first and most advanced technology designed to automatically segment, identify, and recognize patient anatomy for autonomously assisting the surgeon throughout the case. This system was granted patents as an intelligent anatomical mapping technology designed to assist surgeons by allowing them to remain in safe anatomical zones, and enhancing surgical performance to facilitate improved patient outcomes. The ARAI surgical navigation technology is designed to turn today’s “dumb” surgical tools into tomorrow’s “smart” surgical instruments. Holosurgical was founded in 2015 by virtual and augmented reality expert Prof. Cristian Luciano, PhD, and spine surgeon Dr. Kris Siemionow, MD, PhD, and in 2016 joined by Prof. Paul Lewicki, PhD, a pioneer in artificial intelligence.

“We are very excited about bringing the innovative surgical platform and world-class team from Holosurgical into our organization,” said Terry Rich, President and Chief Executive Officer of Surgalign Holdings. “A foundational thesis at Surgalign is that digital surgery will enable the next wave of innovation in spine surgery. We wanted to find a partner who was developing truly novel digital technologies that could transform the way spine surgery is performed and support clinical research to demonstrate improved patient outcomes. We believe that with Holosurgical’s ARAI platform in combination with our ongoing research and development efforts, we will have positioned ourselves as a leading digital surgical company in spine.”

Mr. Rich continued, “In addition to the advanced technology platform, we are thrilled to be adding such a high-caliber team of thought leaders in digital surgery, artificial intelligence, and machine learning. As we look to develop innovative technologies to enable advanced digital surgery, we believe we will benefit from the experience and expertise of the Holosurgical team.”

“We are thrilled to be joining Surgalign as they seek to revolutionize the way spine surgery is performed and improve patient outcomes,” said Dr. Kris Siemionow, MD, PhD Chief Executive Officer of Holosurgical. “We have a shared vision for what surgery can and should be. With Surgalign’s focus on continued innovation and their well-established commercial infrastructure, we believe that together we can bring truly advanced digital surgery to hospitals, surgeons, and patients worldwide.”

Strategic Rationale

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Establishes our commitment to digital surgery. Surgalign’s strategy includes a commitment to digital surgery. By acquiring the Holosurgical platform technology with its thought leading management team, the Company believes it is adding a principal component of our strategic agenda.

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Provides a highly differentiated technology. An essential premise of Surgalign’s inorganic strategy is “differentiation,” which will allow the Company to engage surgeons, distribution partners, hospitals and outpatient settings with unique solutions. We believe Holosurgical technology leapfrogs any navigation or robotic system currently on the market.

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Serves as a catalyst to drive new revenue streams. By offering a digital surgical platform, Surgalign intends to accelerate revenue growth and allow for pull through of implants and create new revenue streams through the sale and service of the platform.

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Enables improved patient outcomes. Surgalign’s primary goal is bringing products to the market that improve surgical outcomes. Surgalign believes the ARAI platform helps surgeons provide patient-specific solutions with advanced artificial intelligence based autonomous pre-operative and intra-operative capabilities, allowing them to perform better surgery and avoid many common complications.

Transaction Overview

Under the terms of the agreement, at the closing of the transaction, Surgalign will pay $30 million in cash and issue 6.25 million shares of Surgalign common stock which are valued at approximately $12 million, based on the volume-weighted average trading price of Surgalign’s shares of common stock during the five trading days ended September 25, 2020. In addition, further consideration of up to $83 million may be paid in stock and cash upon achievement of certain regulatory, developmental and commercial milestones. The closing cash payment will be funded through existing cash on the balance sheet. The transaction is expected to close in the fourth quarter, subject to the expiration or early termination of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.

Conference Call

Surgalign will host a conference call and audio webcast at 9:00a.m. ET tomorrow to discuss the transaction. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 1379825. The webcast can be accessed through the investor section of Surgalign’s website at www.surgalign.com/investors. A replay of the conference call audio webcast will be available on Surgalign’s website for at least one month following the call.

About Holo Surgical Inc.

Holosurgical is a digital surgery company focused on improving patient outcomes by bringing Augmented Reality and Artificial Intelligence to the operating room. It was founded in 2015 by virtual and augmented reality expert Prof. Cristian Luciano, PhD, and spine surgeon Dr. Kris Siemionow, MD, PhD, and in 2016 joined by Prof. Paul Lewicki, PhD, a pioneer in artificial intelligence.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company advancing the science of spine care, focused on delivering innovative solutions that drive superior clinical and economic outcomes. The company is building off a legacy of high quality and differentiated products and continues to invest in clinically validated innovation to deliver better surgical outcomes and improve patient’s lives. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of AdvaMed, is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Marquette, MI, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2019 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the investigations; (iv) general worldwide economic conditions and related uncertainties; (v) the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (vi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (vii) the reliability of our supply chain; (viii) our ability to meet obligations under our material agreements; (ix) the duration of decreased demand for our products; (x) whether or when the demand for procedures involving our products will increase; (xi) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (xii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiii) the possibility that the proposed acquisition of Holo Surgical Inc. will not be consummated, including as a result of the failure to obtain necessary antitrust approval or the failure of any of the conditions to the acquisition to be satisfied; (xiv) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the proposed acquisition, including the failure of Holo Surgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute Holo Surgical’s products; (xv) the failure to effectively integrate Holo Surgical’s operations with those of the Company; (xvi) the failure to retain key personnel of Holo Surgical; (xvii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the proposed acquisition; (xviii) the effect of the announcement of the transaction on relationships with customers, suppliers and other third parties; (xix) the diversion of management time and attention on the transaction and subsequent integration if the transaction is consummated; (xx) the effect and timing of changes in laws or in governmental regulations; (xxi) risks resulting from the Company’s reduced cash levels as a result of the recent redemption of Series A Convertible Preferred Stock; and (xii) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Jonathon Singer

Investor and Media Contact

jsinger@surgalign.com

+1 224 303 4651